Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our reports dated March 8, 2005, with respect to the consolidated financial statements of ITLA Capital Corporation, ITLA Capital Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of ITLA Capital Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

Form S-3 No. 333-102194	ITLA Capital Corporation
Form S-3 No. 333-102194-01	ITLA Capital Corporation
Form S-3 No. 333-102194-02	ITLA Capital Corporation
Form S-8 No. 333-28901	ITLA Capital Corporation 1995 Employee Stock Incentive Plan
Form S-8 No. 333-28931	ITLA Capital Corporation 1995 Stock Option Plan for Non-Employee Directors
Form S-8 No. 333-28899	ITLA Capital Corporation Voluntary Retainer Stock and Deferred Compensation Plan for Outside Directors

/s/ Ernst &Young LLP

Los Angeles, California
March 15, 2005

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